Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 31, 2020, is made by and among Steadfast Apartment REIT, Inc., a Maryland corporation (“STAR”), Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership” ), and Steadfast REIT Investments, LLC, a Delaware limited liability company (the “Contributor”).

RECITALS

WHEREAS, STAR, the Operating Partnership, and the Contributor have entered into a Contribution Agreement dated as of the date hereof (the “Contribution Agreement”), pursuant to which the Contributor is contributing an entity holding assets used in the management and operation of STAR and its properties to the Operating Partnership in exchange for the consideration described therein, including units of Class B limited partnership interests (the “OP Units”) in the Operating Partnership;

WHEREAS, upon the terms and subject to the conditions contained in the Operating Partnership Agreement, as defined below, the OP Units will be redeemable for shares of common stock of STAR, par value $0.01 per share (the “Common Stock”); provided, however, pursuant to the terms of the Contribution Agreement (the “Lock-Up”), such OP Units may not be transferred by the Contributor for the Common Stock until August 31, 2022 (the “Lock-Up Expiration Date”);

WHEREAS, as a condition to the consummation of the transactions contemplated by the Contribution Agreement, the Contributor agreed to the Lock-Up and STAR agreed to grant the registration rights set forth herein, after the Lock-Up Expiration Date; and

WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of STAR and the mutual covenants of the parties relating thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions.

In this Agreement, the following terms have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Board” means the board of directors of STAR.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in the State of New York are authorized or required to be closed for the conduct of regular banking business.

“Common Stock” has the meaning ascribed to it in the recitals hereof.

“Contribution Agreement” has the meaning ascribed to it in the recitals hereof.

“Demand Date” means the fifth (5th) anniversary of this Agreement.

“Demand Registration” has the meaning ascribed to it in Section 2(a).

“End of Suspension Notice” has the meaning ascribed to it in Section 4(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means each Person holding Registrable Shares, including (i) the undersigned and (ii) each Person holding Registrable Shares as a result of a transfer, distribution or assignment to that Person of Registrable Shares (other than pursuant to an effective Resale Registration Statement or Rule 144), provided, if applicable, such transfer, distribution or assignment is made in accordance with Section 10 of this Agreement. For the avoidance of doubt, the term “Holder” shall include any Person holding OP Units that are or have been issued pursuant to the Contribution Agreement even if such Person has not exchanged such OP Units for Common Stock.

“Indemnified Party” has the meaning ascribed to it in Section 8(a).

“Indemnifying Party” has the meaning ascribed to it in Section 8(c).

“Initiating Holders” has the meaning ascribed to it in Section 2(a).

“Lock-Up” has the meaning ascribed to it in the recitals hereof.

“Lock-Up Expiration Date” has the meaning ascribed to it in the recitals hereof.

“Losses” has the meaning ascribed to it in Section 8(a).

“Maximum Number of Shares” has the meaning ascribed to it in Section 2(b).

“NYSE” means the New York Stock Exchange.

“Operating Partnership Agreement” means that certain Third Amended and Restated Limited Partnership Agreement of the Operating Partnership entered into concurrently herewith, as may be amended.

“OP Units” has the meaning ascribed to it in the recitals hereof.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, other business organization, trust, union, association or any federal, state, municipal or local government, any instrumentality, subdivision, court, administrative or regulatory agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Piggyback Registration” has the meaning ascribed to it in Section 3(a).

“Prospectus” means the prospectus included in any Resale Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Resale Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus. “Prospectus” shall also include any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Registrable Shares.

“Registrable Shares” means, with respect to any Holder, the shares of Common Stock into which the OP Units issued pursuant to the Contribution Agreement are then exchanged and any additional Common Stock issued as a dividend, distribution or exchange for, or in respect of such shares; provided that shares of Common Stock shall cease to be Registrable Shares with respect to any Holder at the time such shares have been (a) sold pursuant to a Resale Registration Statement or sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, or (b) sold to STAR or any of its subsidiaries.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including (i) all fees of the SEC, the NYSE or such other exchange on which the Registrable Shares are listed from time to time, and FINRA, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and NYSE or other applicable exchange), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Resale Registration Statement, any Prospectus, any amendments or supplements thereto, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on the NYSE or other applicable exchange pursuant to Section 5(j), (v) the fees and disbursements of counsel for STAR and of the independent public accountants of STAR (including the expenses of any special audit, agreed upon procedures and “cold comfort” letters required by or incident to such performance), and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by STAR in connection with any Resale Registration Statement); provided, however, that Registration Expenses will exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (ii) above.

“Renewal Deadline” has the meaning ascribed to it in Section 2(f).

“Resale Registration Statement” means any one or more registration statements of STAR filed under the Securities Act, whether pursuant to a Demand Registration, Piggyback Registration or otherwise, covering the resale of any of the Registrable Shares pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statements, including post-effective amendments and new registration statements, in each case including the prospectus contained therein, all exhibits thereto and all materials and documents incorporated by reference therein.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means, if any, all underwriting or broker fees, discounts and selling commissions or similar fees or arrangements, fees of counsel to the selling Holder(s) (other than as specifically provided in the definition of “Registration Expenses” above) and transfer taxes allocable to the sale of the Registrable Shares included in the applicable offering.

“STAR” has the meaning set forth to it in the preamble hereof and includes STAR’s successors by merger, acquisition, reorganization or otherwise.

“Suspension Event” has the meaning ascribed to it in Section 4(c).

“Suspension Notice” has the meaning ascribed to it in Section 4(c).

“Withdrawn Demand Registration” has the meaning ascribed to it in Section 2(f).

“Withdrawn Request” has the meaning ascribed to it in Section 2(f).

Section 2. Demand Registration Rights.

(a) Subject to the provisions hereof, commencing on and after the Demand Date, and if the Common Stock is not then listed on the NYSE or another national securities exchange, the Holders of at least 50% of the Registrable Shares (the “Initiating Holders”), may request registration for resale under the Securities Act of all or part of the Registrable Shares (a “Demand Registration”) of such Initiating Holders by giving written notice thereof to STAR, which request will specify the number of Registrable Shares to be offered by such Initiating Holders, whether the intended manner of sale will include or involve an underwritten offering and whether such Resale Registration Statement will be a “shelf” Resale Registration Statement under Rule 415 promulgated under the Securities Act. Notwithstanding the foregoing, the Initiating Holders may provide notice of its intent to request a Demand Registration up to 60 days prior to the Demand Date; provided, however, that no such registration shall become effective until after the Demand Date. Within five Business Days after receipt of such request, STAR will give written notice of such Demand Registration request to all other Holders and include in such registration all such Registrable Shares with respect to which STAR has received written requests for inclusion therein within 10 Business Days after the mailing of STAR’s notice to the applicable Holder. Each such request will also specify the number of Registrable Shares to be registered and the intended method of disposition thereof (which may include an underwritten offering). Subject to the provisions of Section 2(f) below, STAR shall not be obligated to effect more than one Demand Registration in total, except that, in the case of an underwritten offering, a registration shall not count as the one permitted Demand Registration if, as a result of an exercise of the underwriters’ cutback provision in Section 2(b), fewer that than 50% of the total number of Registrable Shares requested to be included by the Holders in such Demand Registration are actually included; provided, however, that, subject to Section 2(f) below, the Holders of Registrable Shares included in any subsequent permitted Demand Registration shall reimburse STAR for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such subsequent permitted Demand Registration (to the extent actually incurred). Subject to Sections 2(c) and 2(e) below and the last sentence of this Section 2(a), STAR will use commercially reasonable efforts (i) to file a Resale Registration Statement (which will be a “shelf” Resale Registration Statement under Rule 415 promulgated under the Securities Act if requested pursuant to the Holder’s request pursuant to the first sentence of this Section 2(a)) registering for resale such number of Registrable Shares as requested to be so registered within 30 days after such Holder’s request therefor in the case of a registration on Form S-3 (and 60 days in the case of a registration on Form S-11 or such other appropriate form), and (ii) to cause such Resale Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. Notwithstanding the foregoing, STAR will not be required to effect a registration pursuant to this Section 2(a) with respect to securities that are not Registrable Shares. If permitted under the Securities Act, such Resale Registration Statement will be one that is automatically effective upon filing. Notwithstanding anything to the contrary contained in this Section 2(a), if at the time STAR receives a request for a Demand Registration, STAR has an effective shelf registration statement, STAR may include all or part of the Registrable Shares covered by such request in such registration statement, including by virtue of including the Registrable Shares in a prospectus supplement to such shelf registration statement and filing such prospectus supplement pursuant to Rule 424(b)(7) under the Securities Act (in which event, STAR shall be deemed to have satisfied its registration obligation under this Section 2(a) with respect to such Demand Registration request and such shelf registration statement shall be deemed to be a Resale Registration Statement for purposes of this Agreement).

(b) If such Demand Registration is in respect of an underwritten offering and the managing underwriters of the requested Demand Registration advise STAR and the Holders that in the reasonable opinion of the managing underwriters the number of shares of Common Stock proposed to be included in the Demand Registration exceeds the number of shares of Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share) (such maximum number of shares, the “Maximum Number of Shares”), STAR will include in such Demand Registration only such number of shares of Common Stock that, in the reasonable opinion of the managing underwriters, can be sold without materially delaying or jeopardizing the success of the offering (including the offering price per share), provided that STAR will include in such registration, unless otherwise agreed by STAR and the Holders, (i) first, the number of Registrable Shares requested to be included therein by the Holders, pro rata among the Holders on the basis of the number of Registrable Shares requested to be included by each such Holder, and (ii) second, (and only to the extent the number of such Registrable Shares to be sold by the Holders is less than the Maximum Number of Shares), the shares of Common Stock requested to be included in such registration by other holders pro rata among the other holders on the basis of the number of shares of Common Stock requested to be included by each such holder.

(c) If any of the Registrable Shares covered by a Demand Registration are to be sold in an underwritten offering, STAR shall have the right to (i) select the book-running managing underwriter and any additional underwriters (and their roles) in the offering, and (ii) determine the structure of the offering and negotiate the terms of any underwriting agreement as they relate to the Holders, including the number of shares to be sold (if not all shares offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount; provided that the identity of the managing underwriter and any additional underwriters and such structure and terms are reasonably acceptable to the Holders.

(d) Notwithstanding the foregoing, if the Board determines in its good faith judgment that the filing of a Demand Registration would (i) be materially detrimental to STAR in that such registration would interfere with a material corporate transaction, or (ii) require the disclosure of material non-public information concerning STAR that at the time is not, in the good faith judgment of the Board, in the best interest of STAR to disclose and is not, in the opinion of STAR’s counsel, otherwise required to be disclosed, then (x) STAR will have the right to defer such filing for a period of not more than 60 days after receipt of any demand by any Holder, and (y) STAR will not exercise its right to defer a Demand Registration more than once in any 12-month period. STAR will give written notice of its determination to the Holders to defer the filing and of the fact the purpose for such deferral no longer exists, in each case, promptly after the occurrence thereof. If STAR shall postpone the filing of a Demand Registration, the Initiating Holders who were to participate therein shall have the right to withdraw the request for registration. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to this Section 2 (and shall not be counted as the one permitted Demand Registration), and STAR shall pay all Registration Expenses in connection therewith.

(e) Upon the effectiveness of any Demand Registration, STAR will use commercially reasonable efforts to keep the Resale Registration Statement continuously effective until such time as all of the Registrable Shares covered by such Demand Registration have been sold pursuant to such Demand Registration.

(f) A registration shall not count as the one permitted Demand Registration until it has become effective. A request for a Demand Registration may be withdrawn prior to the filing of the Demand Registration by the Initiating Holders holding at least 50% of the Registrable Shares held by the Initiating Holders for which registration was requested in the Demand Registration (a “Withdrawn Request”) and a Demand Registration may be withdrawn prior to the effectiveness thereof by the Holders holding at least 50% of the Registrable Shares for which registration was requested in the Demand Registration (a “Withdrawn Demand Registration”), and such withdrawals shall be treated as the one permitted Demand Registration which shall have been effected pursuant to this Section 2, unless the Holders of Registrable Shares to be included in such Demand Registration reimburse STAR for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration (to the extent actually incurred); provided, however, that if a Withdrawn Request or Withdrawn Demand Registration is made (x) because of a material adverse change in the business, financial condition or prospects of STAR, or (y) because the managing underwriters advise that the amount of Registrable Shares to be sold in such offering be reduced pursuant to Section 2(b) by more than 50% of the Registrable Shares to be included in such Demand Registration, or (z) because of a postponement of such registration pursuant to Section 2(d), then such withdrawal shall not be treated as the one permitted Demand Registration effected pursuant to this Section 2, and STAR shall pay all Registration Expenses in connection therewith.

(g) The registration rights granted pursuant to the provisions of this Section 2 shall be in addition to the registration rights granted pursuant to the provisions of Section 3 hereof.

Section 3. Piggyback Registration.

(a) If at any time STAR has registered, or has determined to register, any of its securities for its own account or for the account of other security holders of STAR on any registration form (other than Form S-4 or S-8) that permits the inclusion of the Registrable Shares (a “Piggyback Registration”), STAR will give the Holders written notice thereof promptly (but in no event less than 20 days prior to the anticipated filing date) and, subject to Section 3(b), will include in such registration all Registrable Shares requested to be included therein pursuant to the written request of any Holder. Notwithstanding the foregoing, STAR will not be required to include any Registrable Shares in any registration under this Section 3(a) prior to the Lock-Up Expiration Date.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of STAR, and the managing underwriters advise STAR that, in the reasonable opinion of the managing underwriters, the number of shares of Common Stock proposed to be included in such registration exceeds the Maximum Number of Shares, STAR will include in such registration, unless otherwise agreed by STAR and the Holders, (i) first, the number of shares of Common Stock that STAR proposes to sell, and (ii) second, (to the extent the number of shares of Common Stock to be sold by STAR is less that the Maximum Number of Shares), the number of Registrable Shares requested to be included in such registration by the Holders and the number of shares of Common Stock requested to be included in such registration by other holders, pro rata among the Holders and other holders on the basis of the number of Registrable Shares and other shares of Common Stock requested to be included by each such Holder and other holder, respectively.

(c) If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of shares of Common Stock other than under this Agreement, and the managing underwriters advise STAR that, in the reasonable opinion of the managing underwriters, the number of shares of Common Stock proposed to be included in such registration exceeds the Maximum Number of Shares, then STAR will include in such registration, unless otherwise agreed by STAR and the holders (including the Holders, if any), (i) first the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration, and (ii) second, (to the extent the number of such shares of Common Stock to be sold by such other holders is less that the Maximum Number of Shares), the number of Registrable Shares requested to be included in such registration by the Holders and the number of shares of Common Stock requested to be included in such registration by other holders, pro rata among the Holders and other holders on the basis of the number of Registrable Shares and other shares of Common Stock requested to be included by each such Holder and other holder, respectively.

(d) If any Piggyback Registration is a primary or secondary underwritten offering, STAR will have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering.

(e) STAR will not grant to any Person the right to request STAR to register any Common Stock in a Piggyback Registration unless such rights are consistent with the provisions of this Section 3.

(f) Nothing in this Section 3 shall create any liability on the part of STAR to the Holders if STAR in its sole discretion decides not to file a registration statement previously proposed to be filed as described in Section 3(a) on which the Holders’ Piggyback Registration request was based or to withdraw such registration statement subsequent to its filing.

Section 4. Suspension.

(a) Subject to the provisions of this Section 4 and a good faith determination by STAR that it is in the best interests of STAR to suspend the use of any Resale Registration Statement following the effectiveness of such Resale Registration Statement (and the filings with any U.S. federal or state securities commission), STAR, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to such Resale Registration Statement for such times as STAR reasonably may determine is necessary and advisable (but in no event for more than 30 days in any 90-day period or 90 days in any 365-day period), if any of the following events will occur: (i) an underwritten public offering of Common Stock by STAR if STAR is advised by the underwriters that the concurrent resale of the Registrable Shares by the Holders pursuant to the Resale Registration Statement would have a material adverse effect on STAR’s offering, (ii) there is material non-public information regarding STAR that (A) STAR determines not to be in STAR’s best interest to disclose, (B) would, in the good faith determination of STAR, require a revision to the Resale Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) STAR is not otherwise required to disclose, or (iii) there is a significant bona fide business opportunity (including the acquisition or disposition of assets (other than in the ordinary course of business), including any significant merger, consolidation, tender offer or other similar transaction) available to STAR that STAR determines not to be in STAR’s best interests to disclose.

(b) Upon the earlier to occur of (i) STAR delivering to the Holders an End of Suspension Notice (as defined below), or (ii) the end of the maximum permissible suspension period, STAR will use commercially reasonable efforts to promptly amend or supplement the Resale Registration Statement so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(c) In the case of an event that causes STAR to suspend the use of a Resale Registration Statement (a “Suspension Event”), STAR will give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares, and such notice will state that such suspension will continue only for so long as the Suspension Event or its effect is continuing and STAR is taking all reasonable steps to terminate suspension of the effectiveness of the Resale Registration Statement as promptly as possible. The Holders will not affect any sales of the Registrable Shares pursuant to such Resale Registration Statement (or such filings) at any time after it has received a Suspension Notice from STAR prior to receipt of an End of Suspension Notice. If so directed by STAR, the Holders will deliver to STAR (at the reasonable expense of STAR) all copies other than permanent file copies then in the Holders’ possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. Any Holder may recommence effecting sales of the Registrable Shares pursuant to the Resale Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from STAR, which End of Suspension Notice will be given by STAR to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

Section 5. Registration Procedures. In connection with the obligations of STAR with respect to any registration pursuant to this Agreement, STAR will:

(a) use commercially reasonable efforts to prepare and file with the SEC, as specified in this Agreement, each Resale Registration Statement, which will comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such filed Resale Registration Statement to become and remain effective as set forth in Section 2;

(b) subject to Section 4, (i) prepare and file with the SEC such amendments and post-effective amendments to each such Resale Registration Statement as may be necessary to keep such Resale Registration Statement effective for the period described in Section 2 hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution specified by the Holders;

(c) furnish to the Holders, without charge, such number of copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as any such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; STAR hereby consents to the use of such Prospectus, including each preliminary Prospectus, by the Holders in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Resale Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such domestic jurisdiction as any Holder may reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Resale Registration Statement is required to be kept effective pursuant to Section 2 and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition in each such jurisdiction of such Registrable Shares owned by the Holders;

(e) promptly notify the Holders and, if requested, confirm such advice in writing (i) when such Resale Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Resale Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Resale Registration Statement is effective as a result of which such Resale Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information will be accompanied by an instruction to suspend the use of the Resale Registration Statement and the Prospectus until the requisite changes have been made);

(f) during the period of time referred to in Section 2, use its best efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Resale Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g) upon request, furnish to the Holders, without charge, at least one conformed copy of such Resale Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) except as provided in Section 4, upon the occurrence of any event contemplated by Section 5(e)(iii) or (iv), use commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Resale Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to the Holders a reasonable number of copies of each such supplement or post-effective amendment;

(i) enter into customary agreements and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Resale Registration Statement;

(j) use commercially reasonable efforts (including seeking to cure STAR’s listing or inclusion application of any deficiencies cited by the exchange or market) to list or include all Registrable Shares on any securities exchange on which similar securities issued by STAR are then listed and, if not so listed, to be listed on a securities exchange, and enter into such customary agreements including a supplemental listing application and indemnification agreement in customary form;

(k) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent STAR’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Resale Registration Statement as required by Section 2 hereof, STAR will register the Registrable Shares under the Exchange Act and maintain such registration through the effectiveness period required by Section 2;

(l) (i) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Resale Registration Statement or Prospectus or amendment or supplement to such Resale Registration Statement or Prospectus to which the Holders will have reasonably objected on the grounds that such Resale Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, the Holders having been furnished with a copy thereof at least three Business Days prior to the filing thereof; provided, however, that STAR may file such Resale Registration Statement or Prospectus or amendment or supplement following such time as STAR will have made a good faith effort to resolve any such issue with the Holders and will have advised the Holders in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(m) cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Resale Registration Statement from and after a date not later than the effective date of such Resale Registration Statement;

(n) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Resale Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates will not bear any transfer restrictive legends arising under federal or state securities laws, and to enable such Registrable Shares to be in such denominations and registered in such names as the Holders may request at least three Business Days prior to any sale of the Registrable Shares;

(o) in connection with a public offering of Registrable Shares, whether or not such offering is an underwritten offering, use commercially reasonable efforts to obtain a “comfort” letter from the independent public accountant for STAR and any acquisition target of STAR whose financial statements are required to be included or incorporated by reference in any Resale Registration Statement, in form and substance customarily given by independent certified public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Holders;

(p) execute and deliver all instruments and documents (including an underwriting agreement or placement agent agreement, as applicable in customary form) and take such other actions and obtain such certificates and opinions as sellers of the Registrable Shares being sold reasonably request in order to effect a public offering of such Registrable Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the offering is an underwritten offering, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of STAR and its subsidiaries, and the Resale Registration Statement and documents, if any, incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, and (ii) use commercially reasonable efforts to furnish to the Holders and the underwriters of such Registrable Shares opinions and negative assurance letters of counsel to STAR and updates thereof (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriters, if any, and counsels to the Holders), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and any such underwriters; and

(q) upon reasonable request of any Holder, STAR will file an amendment to any applicable Resale Registration Statement (or Prospectus supplement, as applicable), to update the information provided by such Holder in connection with such Holder’s disposition of Registrable Shares.

Section 6. Required Information.

(a) STAR may require a Holder to furnish in writing to STAR such information regarding such Holder and the proposed distribution of Registrable Shares by such Holder as STAR may from time to time reasonably request in writing or as will be required to effect registration of the Registrable Shares. Each Holder further agrees to furnish promptly to STAR in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

(b) Each Holder agrees that, upon receipt of any notice from STAR of the happening of any event of the kind described in Sections 5(e)(ii), 5(e)(iii) or 5(e)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Resale Registration Statement until (i) any such stop order is vacated, or (ii) if an event described in Sections 5(e)(iii) or 5(e)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by STAR, each Holder will deliver to STAR (at the reasonable expense of STAR) all copies, other than permanent file copies then in such Holder’s possession, in its possession of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

Section 7. Registration Expenses. STAR will pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement and any other actions that may be taken in connection with the registration contemplated herein. Other than the Registration Expenses, each Holder will bear all Selling Expenses incurred by such Holder and any other expense incurred by such Holder relating to a registration of Registrable Shares pursuant to this Agreement and any other Selling Expenses incurred by such Holder relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Resale Registration Statement.

Section 8. Indemnification.

(a) STAR will indemnify and hold harmless each Holder, each Person who controls each Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, managers, stockholders, partners, limited partners, agents and employees of each of them (each an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by STAR of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; in each case except to the extent such untrue statement or omission is based upon (A) information regarding such Holder furnished in writing to STAR by or on behalf of such Holder expressly for use therein, or (B) information regarding such Holder’s proposed method of distribution of the Registrable Shares and was approved by or on behalf of Holder expressly for use in therein. STAR also agrees to indemnify any underwriters of the Registrable Shares, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Holders provided in this Section 8(a).

(b) Each Holder will, jointly and severally, indemnify and hold harmless STAR, and the directors of STAR, each officer of STAR who will sign a Resale Registration Statement, and each Person who controls any of the foregoing Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Resale Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is based upon (i) information regarding such Holder furnished in writing to STAR by or on behalf of such Holder expressly for use therein, or (ii) information regarding such Holder’s proposed method of distribution of the Registrable Shares and was approved by or on behalf of Holder expressly for use therein. Each Holder also agrees to indemnify and hold harmless underwriters of the Registrable Shares, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of STAR provided in this Section 8(b).

(c) Each Indemnified Party under this Section 8 will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 8 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party will assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party will have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel will be at the expense of the Indemnified Party, unless (i) the employment of such counsel will have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party will not have employed counsel to take charge of the defense of such action or (iii) the Indemnified Party will have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses will be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in this Section 8 is unavailable to a party that would have been an Indemnified Party under this Section 8 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. STAR and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consideration referred to above in this Section 8(d).

(e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) In no event will any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 8 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

(g) The obligations of STAR and the Holders under this Section 8 shall survive the completion of any offering of Registrable Shares and the termination or expiration of this Agreement.

Section 9. Rule 144. STAR shall, at STAR’s expense, for so long as any Holder holds any Registrable Shares, use commercially reasonable efforts to cooperate with Holder, as may be reasonably requested by such Holder from time to time, to facilitate any proposed sale of Registrable Shares by the Holders in accordance with the provisions of Rule 144, including by using commercially reasonable efforts (i) to comply with the current public information requirements of Rule 144 and (ii) to provide opinions of counsel as may be reasonably necessary in order for the Holders to avail themselves of such rule to allow the Holders to sell such Registrable Shares without registration.

Section 10. Transfer of Registration Rights. The rights and obligations of the Contributor under this Agreement may be transferred or otherwise assigned to a transferee or assignee of Registrable Shares, provided (i) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if such transferee or assignee were an original party hereunder, and (ii) STAR is given written notice by the Contributor of such transfer or assignment stating the name and address of such transferee or assignee and identifying the securities with regard to which such rights and obligations are being transferred or assigned.

Section 11. Other Registration Rights. Nothing herein shall prohibit STAR from granting to any Person the right to cause STAR to register any securities of STAR under the Securities Act; provided, that STAR shall not enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of STAR that would grant such holder registration or other rights that conflict with the rights of the Holders under this Agreement or otherwise limits or reduces such rights. Notwithstanding the foregoing, STAR and the Operating Partnership each may enter an agreement (or amend or waive the provisions of any agreement) with any holder or prospective holder of any securities of STAR or the Operating Partnership that would grant such holder registration or other rights that are pari passu with the rights of the Holders under this Agreement.

Section 12. Miscellaneous.

(a) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties, the transactions contemplated by this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, will be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 12(E). NOTHING IN THIS SECTION 12(A), HOWEVER, WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT WILL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (II) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(b) Entire Agreement. This Agreement, together with the Contribution Agreement, constitutes the full and entire understanding and agreement among the parties with regard to the subject hereof.

(c) Interpretation and Usage. In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to a section, an annex or a schedule, that reference is to a section, an annex or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any statute, rule, regulation or other law means that statute, rule, regulation or law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import will be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form.

(d) Amendment. No supplement, modification, waiver or termination of this Agreement will be binding unless executed in writing by STAR and the Contributor; provided that no such amendment, modification or waiver that would materially and adversely affect a Holder in a manner materially different than any other Holder (provided that the accession by additional Holders to this Agreement pursuant to Section 10 shall not be deemed to adversely affect any Holder) shall be effective against such Holder without the consent of such Holder that is materially and adversely affected thereby.

(e) Notices, etc. Any notice or other communication hereunder must be given in writing and either (a) delivered in Person, (b) transmitted by electronic mail or facsimile or (c) mailed by certified or registered mail, postage prepaid, return receipt requested as follows:

If to the Contributor, addressed to:

Steadfast REIT Investments, LLC

18100 Von Karman Avenue, Suite 500

Irvine, CA 90245

Attention: Ana Marie del Rio

Email: AnaMarie.delRio@SteadfastCo.com

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

4141 Parklake Ave., Suite 300

Raleigh, NC 27612

Attention: Robert H. Bergdolt, Esq.

Email: rob.bergdolt@dlapiper.com

If to STAR, addressed to:

Steadfast Apartment REIT, Inc.

18100 Von Karman Ave, Suite 500

Irvine, CA 92612

Attention: Chief Legal Officer

Email: Gus.Bahn@SteadfastREIT.com

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

3500 Lenox Road, NE, Suite 1500

Atlanta, GA 30326

Attention: Heath D. Linsky, Esq.

Email: hlinsky@mofo.com

or to such other address or to such other Person as each party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) when delivered in Person, (ii) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 12(e) and an appropriate confirmation is received, and (iii) if given by mail, three (3) Business Days after delivery or the first attempted delivery.

(f) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

(g) Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, the remaining provisions of this Agreement shall remain in full force and effect; provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

(h) Section Titles. Section titles are for descriptive purposes only and will not control or alter the meaning of this Agreement as set forth in the text.

(i) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any successor or permitted assignee of the Contributor will acquire Registrable Shares in any manner, whether by operation of law or otherwise, (a) such successor or permitted assignee will be entitled to all of the benefits of the Contributor under this Agreement and (b) such Registrable Shares will be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person will be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

(j) Remedies; No Waiver. Each party acknowledges and agrees that the other parties would be irreparably damaged in the event that the covenants set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to seek an injunction to specifically enforce the terms of this Agreement solely in the courts specified in Section 12(a), in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement will impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy will preclude any further exercise of it or the exercise of any other remedy.

(k) Changes in Securities Laws. In the event any amendment, repeal or other change in the securities laws will render the provisions of this Agreement inapplicable, STAR will provide each Holder with substantially similar rights to those granted under this Agreement and use it good faith efforts to cause such rights to be as comparable as possible to the rights granted to such Holder hereunder.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONTRIBUTOR:

STEADFAST REIT INVESTMENTS, LLC
a Delaware limited liability company

By:		/s/ Dinesh K. Davar
Dinesh K. Davar
Manager

STAR:

STEADFAST APARTMENT REIT, INC.
a Maryland corporation

By:		/s/ Ella S. Neyland
Ella S. Neyland
Chief Financial Officer

OPERATING PARTNERSHIP:

STEADFAST APARTMENT REIT OPERATING PARTNERSHIP, L.P.
a Delaware limited partnership for itself and as general partner of the Operating Partnership

By:		STEADFAST APARTMENT REIT, INC.
Its General Partner

	By:	/s/ Ella S. Neyland
Ella S. Neyland
Chief Financial Officer

[Signature Page to Registration Rights Agreement]